UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2015 (May 26, 2015)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-196735	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 442-0052
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement

On May 26, 2015, the MassRoots, Inc. (“MassRoots”) executed a subscription agreement with Flowhub to acquire 494,118 Class A Preferred Shares of Flowhub (“Class A Shares”) for an aggregate purchase price of $175,000 (the “Acquisition”). Under the Acquisition, MassRoots acquired approximately 7.95% of the then outstanding shares of Flowhub and 35% of the then outstanding Class A Shares. The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in the Subscription Agreement were made solely for the benefit of the parties to the agreement and may be subject to limitations agreed upon by the contracting parties.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1 Subscription Agreement between MassRoots and Flowhub.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: May 28, 2015	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer